Exhibit 99.3


February 14, 2000

Peapod, Inc.
9933 Woods Drive
Skokie, IL 60077

     Re: Proposal to Purchase Convertible Preferred Stock and Detachable Warrants of the Company

Ladies and Gentlemen:

     This letter agreement concerns the sale by Peapod, Inc. (the "Company") of Convertible Preferred Stock and Detachable Warrants to one or more affiliates of; Apollo Management, L.P. ("Apollo"), Ares Management, L.P. ("Ares"), GRP, Parande (or another affiliate of Groupe Rallye ("Rallye")) Pequot Private Equity Fund II, L.P. ("Pequot"), and The Yucaipa Companies ("Yucaipa" and together with Apollo, Ares, GRP, Rallye and Pequot, the "Initial Purchasers"), and is intended to summarize the basis on which the undersigned (the "Initial Purchaser") would participate in this transaction. Notwithstanding the minimum commitment set forth on the attached term sheet, Apollo will purchase $45 million of the Convertible Preferred Stock with appurtenant Detachable Warrants; provided, however, that this commitment will be subject to automatic reduction as follows:
(i) upon the receipt of a signed letter agreement from Rallye, substantially in the form of this letter agreement, pursuant to which Rallye agrees to participate in this transaction on the terms set forth in the attached term sheet, Apollo's commitment will be immediately reduced by $5 million; and (ii) upon Apollo's assignment to Ares of the right, and the assumption by Ares of the obligation, hereunder to purchase up to $10 million of such Convertible Preferred Stock with Detachable Warrants, Apollo's commitment will be immediately reduced by the amount so assigned. The respective rights and obligations of the Initial Purchasers are several and not joint. In this letter agreement, the undersigned Initial Purchaser and the Company are sometimes called the "Parties".

     1. Definitive Agreements. The Parties hereby agree to negotiate in good faith definitive written agreements ("Definitive Agreements") providing for the sale by the Company to the Initial Purchaser of Convertible Preferred Stock and Detachable Warrants, and other transactions, all as described on the attached term sheet (collectively, the "Transactions"). The Definitive Agreements shall provide the Initial Purchaser with representations, warranties, indemnities and opinions, and contain other terms and provisions customary for transactions of this type. The Parties shall use their reasonable best efforts to consummate the Transactions by March 3, 2000, but in no event shall the parties consummate the Transactions later than March 31, 2000 (the "Termination Date"). The Initial Purchaser's obligation to execute and deliver any such Definitive Agreements and complete the Transactions are subject to (i) the Definitive Agreements being reasonably satisfactory to the Initial Purchaser, (ii) the satisfactory completion of the Initial Purchaser's legal, tax and accounting due diligence investigation of the Company, and (iii) no material adverse change having occurred in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company. The Company's obligation to execute and deliver any such Definitive Agreements and complete the Transactions are subject to (i) the Definitive Agreements being reasonably satisfactory to the Company and (ii) approval of the form of Definitive Agreements by the Board of Directors of the Company (the "Board").

     2. Due Authorization. Each of the Parties represent and warrant that it is duly authorized to execute this letter agreement, and that this letter agreement is valid, binding and enforceable against such Party in accordance with its terms. This letter agreement and the Transactions have been approved by the Board, and the Board has taken all action (if any) as may be required in order for the Initial Purchasers and their affiliates to avoid being, as a result of the execution and delivery of this letter agreement, (i) one or more "Acquiring Persons" under the Company's Stockholder Rights Agreement, dated as of June 9, 1997, or (ii) one or more "interested stockholders" under Section 203 of the Delaware General Corporation Law.

     3. Access. During the period from the date this letter agreement is signed by the Company (the "Signing Date") until the Termination Date, the Company will afford the Initial Purchaser and its representatives full and free access to the Company, its personnel, properties, contracts, books and records, and all other documents and data.

     4. Exclusive Dealing. From the Signing Date until the close of business on March 3, 2000 (or such earlier date, if any, that the Initial Purchasers shall have advised the Company that the Initial Purchasers are not willing to proceed with the negotiation of Definitive Agreements on terms and conditions consistent in all material respects with the terms and conditions described in this letter agreement), the Company will not, directly or indirectly, through any representative or otherwise, knowingly solicit or entertain offers from, negotiate with or in any manner knowingly encourage, discuss, accept, or consider any proposal of any other person relating to the acquisition of the Company, shares of its capital stock, securities convertible into or exchangeable for shares of its capital stock or the Company's assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, or otherwise (other than sales of inventory in the ordinary course and shares issued upon the exercise of existing stock options); provided, however, that nothing contained herein shall limit the ability of the Company to comply with Rule 14d-9 and Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended. The Company will immediately notify the Initial Purchasers regarding any contact between the Company or its representatives and any other person regarding any such offer or proposal or any related inquiry prior to the Termination Date.

     5. Conduct of Business. During the period from the Signing Date until the Termination Date, the Company shall operate its business in the ordinary course and shall refrain from any extraordinary transactions.

     6. Disclosure. From the Signing Date until the Termination Date, the Company may disclose the terms of this letter agreement, but only if such disclosure has been previously approved by the Initial Purchaser. The Parties agree that the Company may file this letter agreement in its entirety as an exhibit to a Current Report on Form 8-K, provided that a mutually agreeable press release has been publicly disseminated at or before the time of filing of such Current Report on Form 8-K. From the Signing Date until the Termination Date, without the prior approval of the Initial Purchaser, except as, and only to the extent, required by law, the Company will not, and will not permit its representatives to, make, directly or indirectly, any public comment, statement, or communication inconsistent with the provisions of this letter agreement.

     7. Costs. The Company will be responsible for and bear all of its own costs and expenses (including any broker's or finder's fees and the expenses of its representatives) incurred at any time in connection with pursuing or consummating the Transactions. In addition, whether or not the Transactions are consummated, the Company shall reimburse all of the Initial Purchaser's reasonable out-of-pocket expenses, including, without limitation (i) fees associated with any governmental filings, and (ii) fees and expenses of legal counsel for such Purchaser, which shall not exceed $500,000 in the aggregate for all Purchasers (excluding Apollo).

     8. Entire Agreement. This letter agreement constitutes the entire agreement between the Parties, and supersedes all prior oral or written agreements, understandings, representations and warranties, and courses of conduct and dealing between the parties on the subject matter hereof. Except as otherwise provided herein, this letter agreement may be amended or modified only by a writing executed by all of the Parties.

     9. Governing Law. This letter agreement will be governed by and construed under the laws of the State of New York.

     10. Counterparts. This letter agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this letter agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     If you are in agreement with the foregoing, please sign and return one copy of this letter agreement, which thereupon will constitute our agreement with respect to its subject matter.

                                       Very truly yours,

                                       INITIAL PURCHASER:


                                       APOLLO MANAGEMENT, L.P.


                                       By: /s/ Peter Copses
                                          ---------------------------
                                       Name:  Peter Copses
                                       Title:


Duly executed and agreed on February 14, 2000

PEAPOD, INC


By:  /s/ Bill Malloy
   ------------------------------
       Bill Malloy
       President

                               Term Sheet


Issuer:        Peapod, Inc.

Security:      Convertible Preferred Stock (the "Preferred Stock"), which will be structured such that it will be considered common stock for U.S. Federal income tax purposes.

Amount: $120,000,000 liquidation preference in the aggregate, issued as 1,200,000 convertible preferred shares, each with a liquidation preference of $100 (together with any paid in kind shares, the "Shares") of which the Initial Purchasers will initially own at least $75,000,000 and buy or place the remainder with purchaser(s) mutually acceptable to the Company and the Initial Purchasers (such purchasers, together with the Initial Purchasers, the "Purchasers").

               Each Purchaser will acquire the shares of Preferred Stock, and any share of stock purchased upon exercise of the Warrants (unless such purchase has been registered under the Securities Act of 1933 (the "Securities Act")), for its own account for investment purposes and not with a view to reselling or distributing such securities in any transaction that would constitute a "distribution" within the meaning of the Securities Act. Each Purchaser will acquire the shares of Preferred Stock as an individual entity and not as part of a "group" (as defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except for its affiliates.

               Each Purchaser shall be required to purchase the "Minimum Commitment" set forth below opposite such Purchaser's name.

               Purchaser            Minimum Commitment
               ---------            ------------------
               Apollo                  $ 30,000,000
               Yucaipa                   30,000,000
               Pequot                    25,000,000
               GRP                       20,000,000
               Ares                      10,000,000
               Rallye                     5,000,000
                                       ------------
               Total                   $120,000,000

Dividends:     The holders of the Preferred Stock shall be entitled to receive cumulative dividends, payable quarterly in arrears at an annual rate of 7.5%, subject to reduction to 5.0% after the Company completes a Qualified Equity Offering (as defined below).
               Dividends shall be payable as follows:

               (i) through the fifth anniversary of the Closing Date, only in additional shares of Preferred Stock with an aggregate liquidation preference equal to the dividend then due; and
               (ii)   thereafter in cash.

                  The holders of shares of Preferred Stock shall share in any dividends declared on the Company's common stock (the "Common Stock") on an as-converted basis.

                  "Qualified Equity Offering" means a sale by the Company, in a single underwritten public offering, of Common Stock for net proceeds of at least $75 million at a price per share in excess of (i) if the sale occurs within one year after the Closing Date, two times the Conversion Price (as defined below) of the Preferred Stock, and (ii) if the sale occurs more than one year after the Closing Date, three times the Conversion Price.

Liquidation
Preference:       Upon any liquidation, dissolution or other winding up of the affairs of the Company, before any distribution or payment is made to any equity security of the Company ranking junior to the Preferred Stock, the holders of the Preferred Stock shall be paid a liquidation preference equal to the greater of (i)
                  $100 per share, plus the value of accumulated and unpaid dividends through and including the date of determination, whether or not earned or declared, or (ii) the amount that such holders would receive if they had converted their shares of Preferred Stock into Common Stock.

Use of Proceeds:  The proceeds of this offering shall be used to provide capital for the development of distribution facilities, advertising and marketing expenses and general corporate purposes.

Conversion:       Each holder of Preferred Stock shall have the right to convert its shares at any time into shares of Common Stock. The number of shares of Common Stock into which shares of Preferred Stock may be converted shall be determined by dividing the liquidation preference of such shares, plus all accumulated and unpaid dividends thereon, by the Conversion Price. The conversion price shall initially be $8.00 (the "Initial
                  Conversion Price"), and shall be subject to adjustment pursuant to the antidilution provisions below (as so adjusted, the "Conversion Price").

Antidilution
Provisions:       Full ratchet antidilution protection shall be provided for reorganizations, stock splits, stock dividends, combinations, consolidations, stock distributions, recapitalizations, reclassifications or other similar events. Full ratchet antidilution protection shall also be provided for (i) future issuances of Common Stock (or securities convertible or exercisable into Common Stock) below the Conversion Price or below the then current market price of the Common Stock, except for (x) issuances of Excluded Securities or (y) underwritten public offerings at a price per share not below the Conversion Price and with an underwriting discount that does not exceed 7%; and (ii) redemptions above the then current market price of the Common Stock. "Excluded
                  Securities" shall mean (a) shares of Common Stock issued pursuant to the exercise of options and warrants which are currently outstanding, (b) options and warrants to purchase, in the aggregate, up to 500,000 shares of Common Stock (and the shares issued upon exercise thereof) approved by the Board and (c) in addition to options and warrants referred to in clause (b), options and warrants to purchase shares of Common Stock (and the shares issued upon exercise thereof) issued pursuant to stock option plans for the benefit of employees which plans have been approved by the Board and the Company's stockholders.

Mandatory
Redemption:    The Preferred Stock shall be mandatorily redeemable on the twelfth anniversary of the original issuance date.

Optional
Redemption:    Upon a Change of Control, (i) the liquidation preference of the
               Preferred Stock shall be increased by the amount of dividends that would have been paid on the shares then outstanding from the date of the Change of Control through the fifth anniversary of the Closing Date; and (ii) the Company shall offer to purchase the shares of Preferred Stock at 100% of their minimum stated liquidation preference plus all accumulated and unpaid dividends and dividends accelerated pursuant to (i) above.

               "Change of Control" means (i) the sale or other disposition of all or substantially all assets of the Company, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) any person or group (other than a group including any of the Initial Purchasers) becoming the beneficial owner of a majority of the outstanding Common Stock, (iv) the first day on which the continuing directors (i.e., directors who were directors on the closing date or were subsequently elected with the approval of a majority of the then continuing directors) cease to represent at least a majority of the directors then serving, or (v) delisting of the Common Stock (after a reasonable cure period).

Call: At any time after the fifth anniversary of the Closing Date, the Company may, upon 60 days notice, redeem all, but not less than all, of the outstanding shares of Preferred Stock for an amount per share equal to 103% of the liquidation preference thereof, plus any accumulated and unpaid dividends thereon.

Warrants:      Upon any purchase of Preferred Stock hereunder, each Purchaser shall receive detachable warrants (the "Warrants") to purchase one share of Common Stock for each share of Common Stock into which such Purchaser's Preferred Stock is then convertible. The strike price per share for each Warrant shall be equal to the lowest of (i) $8.00; (ii) 105% of the average closing price of the Common Stock over the 10 trading days prior to first announcement by the Company of the investment in the Preferred
               Stock contemplated by this term sheet; and (iii) either (x) if the initial purchase of Preferred Stock by the Purchasers occurs on or before March 3, 2000, 105% of the average closing price of the Common Stock over the 10 trading days prior to such purchase, or (y) if such purchase occurs after March 3, 2000, 105% of the average closing price of the Common Stock over the 15 trading days prior to such purchase (the "Warrant Strike Price"). The
               Warrants shall have a term of ten years from their date of issuance and may be exercised on a cashless basis. The Warrant
               Strike Price shall be subject to the same
                antidilution provisions described above in connection with the Initial Conversion Price. If necessary to comply with applicable antitrust laws, the Warrants will be exercisable for shares of common stock that are non-voting, but only for so long and only to the extent necessary to comply with such laws. If the shareholder approval necessary for the Company's Common Stock to continue to be listed on the Nasdaq National Market is not obtained by the date 150 days after the Closing Date, (i) the Warrant Strike Price will be reduced by 50%, and (ii) until such shareholder approval is obtained, the Warrants will be exercisable for shares of non-voting common stock.

Standstill:     Each Purchaser will execute a standstill agreement with the
                Company pursuant to which the Purchaser and its affiliates will agree, for a period of 5 years, not to increase their aggregate
                Common Stock interest (on an as-converted basis) above their aggregate Common Stock interest represented by the Shares purchased by them, as described in this term sheet, except for
                (i) pay-in-kind dividends on the Preferred Stock, (ii) conversion of Preferred Stock, (iii) the exercise of Warrants, and (iv) the exercise of preemptive rights described herein.
                Each Purchaser will agree under the standstill agreement that neither it nor its affiliates will (w) solicit proxies or consents to vote or otherwise encourage a proxy contest in opposition to management's approved slate; (x) solicit or otherwise encourage any shareholder proposal not supported by the Board; (y) form, join or in any way participate in a "group"
                (as defined under the Exchange Act), except with its affiliates;
                or (z) enter into any arrangements with any third party with respect to the foregoing. The foregoing restrictions in the standstill agreement shall immediately and automatically be suspended upon the occurrence and during the continuation of any of the following events: (a) the filing with the SEC of a
                Schedule 13D (or any successor filing) by any person, entity or group, other than the Initial Purchasers, indicating that such person, entity or group has acquired 15% or more of the outstanding shares of Common Stock and intends to effect a change of control of the Company, whether by tender offer, merger, proxy contest or otherwise; (b) the commencement of a tender offer by any person, entity or group, other than the Initial Purchasers, to acquire 30% or more of the outstanding shares of Common Stock; (c) the solicitation of proxies by any party, other than a Purchaser, that is intended to effect a change in the majority of members of the Board; or (d) failure of the Company to comply with any of its material agreements with such Purchaser to the extent that it has a material adverse impact on the Purchaser's rights or their investment in the Company.

                In addition, each Purchaser will agree not to exercise its Warrants for a period of one year following the initial closing date unless the Company is involved in a significant transaction, including, without limitation, a merger, tender offer, recapitalization, reorganization, liquidation, sale of substantially all of its assets or similar transaction.

Voting Rights:  The holders of Preferred Stock shall vote together with the holders of shares of Common Stock on all matters, except as specifically provided herein or as otherwise required by law. Each share of Preferred Stock shall have a number of votes equal to the total number of shares of Common Stock then issuable upon conversion of such shares.

                    In addition, holders of shares of Preferred Stock, voting separately as a class, will have the right to approve (i) amendments to the charter or bylaws that adversely affect the holders of Preferred Stock and (ii) as long as at least 33% of the shares of Preferred Stock originally issued to the Initial Purchasers is outstanding, any issuance of senior or parity stock or any junior stock other than Common Stock, any subdivision of Preferred Stock and any reclassification or change in the outstanding capital stock.

Protective
Provisions:         So long as the Initial Purchasers hold shares of Preferred
                    Stock and such shares (taken together with any shares of Common Stock held by such Purchasers which were issued upon conversion of Preferred Stock) equal at least 51% of the shares of Common Stock issuable upon conversion of shares of Preferred Stock outstanding on the Closing Date, the Company shall not, and shall not permit any of its subsidiaries to,
                    (A) without the consent of the holders of a majority of the shares of Preferred Stock then outstanding, (i) merge or consolidate with any person or entity unless the per share consideration received by the holders of shares of Preferred
                    Stock in such transaction exceeds three times the Conversion
                    Price, (ii) effect, approve or authorize any liquidation or any recapitalization or reorganization of the Company or any subsidiary unless the per share consideration received by the holders of shares of Preferred Stock in such transaction exceeds three times the Conversion Price, (iii) directly or indirectly pay or declare any dividend, make any distribution upon, redeem or repurchase any shares of capital stock (except a dividend on, distribution upon or redemption of Preferred Stock), (iv) agree to, or permit any subsidiary to agree to, any provision in any agreement that would impose any restriction on the Company's ability to honor the exercise of any rights of the holders of the Shares, or (v) enter into any transaction with any affiliate of the Company, except upon terms which are not less favorable and reasonable than those obtainable in an arm's-length transaction with a party that is not an affiliate, or
                    (B) without the approval of the Board, including a majority of directors (if any) nominated by holders of the Preferred
                    Stock, (i) materially alter or change the business of the Company as it is currently conducted (including related
                    Internet ventures), (ii) hire or fire, or amend the employment terms, of the CEO, COO or CFO of the Company,
                    (iii) make or commit to capital expenditures or acquire or dispose of any business or assets for consideration with a value in excess of $2.5 million (including all assumed debt, all cash payments, and the fair market value of all securities or other property issued as consideration) or incur, assume or otherwise become obligated for indebtedness in excess of $10 million, or (iv) alter any equity incentive plan or materially alter any cash bonus plan for executive officers.

Preemptive Rights:  Holders of Preferred Stock will have the opportunity to purchase their pro rata portions of any future private placements or public offerings by the Company of equity or equity-linked securities, other than (i) Excluded

                       Securities, and (ii) securities issued as consideration in bona fide acquisitions which have been approved by the Board.

Restrictions on
Transfer:              None of the Preferred Stock, the Warrants or the Common
                       Stock issuable upon conversion of the Preferred Stock
                       (collectively, the "Securities") has been registered under the Securities Act and the Securities may not be sold or transferred without registration under the Securities Act or an exemption therefrom. In connection with a transfer by a Purchaser pursuant to an exemption from registration, the Company will have the right to require such Purchaser to deliver an opinion of counsel stating that such transfer is being made in compliance with the Securities Act.

Information Rights:    The Company shall provide the Initial Purchasers access
                       to all books and records of the Company and shall deliver to each Purchaser (i) monthly, quarterly and annual financial statements, (ii) copies of all filings made with the Securities and Exchange Commission, (iii) notification of any material defaults or litigation, and
                       (iv) any other information reasonably requested. The
                       Company shall provide each holder of Shares with copies of SEC required filings or, if the Company no longer is required by the SEC to make such filings, the equivalent thereof.

Board of Directors:    The Board of Directors shall consist of not more than
                       eleven members and shall not include more than three members of management. The holders of the Preferred
                       Stock, voting separately as a class, shall have the right to elect five directors, at least one of whom will not be an employee or officer of any of the Initial Purchasers and will be a person reasonably acceptable to the Company. The directors elected by the holders of the Preferred Stock shall be represented on each committee of the Board of Directors in at least the same proportion as they are represented on the Board.

                       At such time as the Initial Purchasers (i) hold no shares of Preferred Stock or (ii) hold shares of Preferred Stock which, taken together with any shares of Common Stock held by such Purchasers which were issued upon conversion of Preferred Stock, equal less than 51% of the shares of Common Stock issuable upon conversion of shares of Preferred Stock owned by the Initial Purchasers on the Closing Date, the paragraph immediately above shall no longer be operable, though the Initial Purchasers shall be entitled to representation on the Board proportional to the Initial Purchasers' ownership of the Company, rounded up to the nearest whole person.

                       Upon (i) a payment default under, or an acceleration of, indebtedness of the Company exceeding $10 million (which default shall go uncured for more than 30 days) or (ii) a material breach by the Company of the certificate of designation governing the Preferred Stock, the holders of the Preferred Stock, voting separately as a class, shall have to right to elect a majority of the Board of Directors. The Board of Directors shall use reasonably commercial efforts to cure promptly the event that triggered such special right and, upon such cure, such special right shall terminate and the Board of Directors shall be restored in accordance with the two paragraphs above.

                      The Company shall indemnify its directors to the fullest extent permitted by law and maintain customary directors and officers insurance.

Registration Rights:  Pursuant to a registration rights agreement between the
                      Company and the Initial Purchasers, the Company will grant customary registration rights to the Initial Purchasers with respect to the Shares, Warrants and the underlying shares of Common Stock into which the Shares are convertible and the Warrants are exercisable. The registration rights agreement will include unlimited piggyback rights and two demand registrations, which demand registrations may be made by Purchasers holding at least 50% of the shares of Common Stock then held by the Initial Purchasers (assuming the conversion of all shares of Preferred Stock and the exercise of all Warrants), provided that the registration is for a minimum of $10 million. With respect to shelf registrations, the Company shall have the right to suspend the use of shelf registrations from time to time, but not for more than 45 days in any consecutive 12 month period, if the Company would otherwise be required to disclose material non-public information and the Company has a bona fide business purpose for not disclosing such information. The Initial Purchasers may assign their rights under the registration rights agreement to any transferee of Shares, Warrants or shares of Common Stock into which the Shares are converted or for which the Warrants are exercised.

Indemnification:      The Company shall indemnify each Purchaser and its
                      affiliates, partners, officers, directors, employees, agents and representatives against any demand, claim, or action by any third party (including derivative actions brought through or in the name of the Company) in connection with (i) the status or conduct of the Company,
                      (ii) the execution, delivery and performance of the documents entered into in connection with the purchase of the Shares and the transactions contemplated thereby, or
                      (iii) the indemnified party's role with the Company or such transactions, in each case, except to the extent of
                      (A) any willful misconduct or gross negligence of the indemnified party or (B) any breach by an indemnified party of its obligations under any agreement between such party and the Company, including, without limitation, the standstill agreement and the purchase agreement for the Preferred Stock.

Shareholder and
Board Approval:  The Preferred Stock will be divided into $28,000,000 of Series
                 B Preferred Stock and $92,000,000 of Series C Preferred Stock. Upon payment therefore, the Series B Preferred Stock will be issued on the Closing Date, prior to the expiration or termination of the Hart-Scott-Rodino waiting period, and shall initially be non-voting securities that will convert into voting securities at such time as the Hart-Scott-Rodino waiting period has expired or is terminated. If Hart-Scott-Rodino approval has not been obtained within 120 days, until such approval has been obtained, the dividend rate on the Preferred Stock will increase to 12.5% per year, the Conversion Price will be reduced by 50%, and the Preferred Stock will be convertible into common stock which is non-voting only to the extent necessary to comply with antitrust laws. The Series C Preferred Stock (and related Warrants) shall be issued upon the date (the "Subsequent Closing Date") which is 10 days after written notice from the Company of (i) the expiration or termination of the Hart-Scott-Rodino waiting period, and (ii) the Company has obtained any shareholder approval necessary for the Company to continue to be listed on the NASDAQ National Market following the conversion of all outstanding Series B and Series C Preferred Stock. If such shareholder approval is not obtained by the date 120 days after the Closing Date (the "Outside Date"), the dividend rate on the Preferred Stock shall increase to 12.5% per annum until such approval is obtained. The Company will commit to use its best efforts to obtain such shareholder approval. The Board shall take appropriate action to approve the documents and transactions contemplated hereby, including, without limitation, such action as may be required in order for the Initial Purchasers and their affiliates to avoid being (i) one or more "Acquiring Persons" under the Company's Stockholder Rights Agreement, dated as of June 9, 1997, or (ii) one or more "interested stockholders" under
                 Section 203 of the Delaware General Corporation Law.